Solar Senior Capital Ltd. Announces Quarter Ended March 31, 2017 Financial Results; Declares Monthly Distribution of $0.1175 per Share for May, 2017

NEW YORK, NY -- (Marketwired - May 02, 2017) - Solar Senior Capital Ltd. (the "Company" "Solar Senior" or "SUNS") (NASDAQ: SUNS), today reported net investment income of $5.6 million, or $0.35 per average share, for the quarter ended March 31, 2017.

At March 31, 2017, the net asset value (NAV) per share was $16.81, up a penny from the prior quarter. At March 31, the fair value of the Company's Comprehensive Investment Portfolio* was $443.1 million, with 100% of the portfolio performing.

The Company's Board of Directors declared a monthly distribution for May of $0.1175 per share payable on June 2, 2017 to stockholders of record on May 18, 2017. Tax characteristics of all distributions will be reported to shareholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At March 31, 2017:
 Comprehensive Investment portfolio* fair value: $443.1 million
Number of portfolio companies*: 54
Net assets: $269.4 million
Net asset value per share: $16.81
Portfolio Activity** for the Quarter Ended March 31, 2017
 Investments made during the quarter: $73.0 million
Investments prepaid or sold during the quarter: $60.2 million
Operating Results for the Quarter Ended March 31, 2017
 Net investment income: $5.6 million
Net realized and unrealized gain: $0.3 million
Net increase in net assets from operations: $5.9 million
Net investment income per average share: $0.35

* The Comprehensive Investment Portfolio is comprised of Solar Senior Capital Ltd.'s investment portfolio and the senior secured loans held by the First Lien Loan Program ("FLLP") attributable to the Company and excludes the fair value of the equity interest in FLLP.

** Includes investment activity through FLLP attributable to the Company.

"In spite of challenging market conditions, we are pleased to report another strong quarter with our portfolio 100% performing, stable NAV and our Net Investment Income per share fully covering our distributions," said Michael Gross, Chairman and CEO of Solar Senior Capital Ltd. "Additionally, we are excited about our growth prospects with the recent announcement of SUNS' commitment to a new strategic joint venture in life science lending with our sister company, Solar Capital Ltd., Deerfield Management, and affiliates of the joint venture between Solar Capital Partners and PIMCO. Once fully deployed, the joint venture is expected to generate a mid-to-high teens ROE and have a meaningful impact on SUNS' investment income."

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 11:00 a.m. (Eastern Time) on Wednesday, May 3, 2017. All interested parties may participate in the conference call by dialing (844) 889-7785 approximately 5-10 minutes prior to the call; international callers should dial (661) 378-9929. Participants should reference Solar Senior Capital Ltd. and the participant passcode of 97980858 when prompted. A telephone replay will be available until May 17, 2017, and can be accessed by dialing (855) 859-2056 and using the passcode 97980858. International callers should dial (404) 537-3406. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through Solar Senior Capital's website, www.solarseniorcap.com. To listen to the webcast, please go to the Company's website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

Portfolio and Investment Activity

Investment Activity

During the three months ended March 31, 2017, Solar Senior Capital had gross originations of $73.0 million across 13 portfolio companies, including its ownership of investments made by FLLP. Investments repaid or sold during the quarter ended March 31, 2017 totaled approximately $60.2 million, including repayments within FLLP attributable to the Company.

Portfolio Composition

At March 31, 2017, the weighted average yield on our income producing investments, inclusive of our equity interests in Gemino and FLLP, was 8.0%, measured at fair value, and 7.9% measured at amortized cost. As of March 31, 2017, 100% of the portfolio was performing.

The characteristics of our Comprehensive Investment Portfolio at March 31, 2017 were as follows:

----------------------------------------------------------------------------
 Comprehensive Portfolio Composition, measured at fair     Amount
 value:                                                    ($mm)       %
----------------------------------------------------------------------------
 Senior secured loans                                      $298.6    67.4%
----------------------------------------------------------------------------
 Senior secured loans in FLLP, attributable to the                   24.5%
 Company                                                   $108.7
----------------------------------------------------------------------------
 Gemino Healthcare Finance, whose diversified loan
 portfolio is comprised entirely of floating rate senior   $35.7      8.1%
 secured loans
----------------------------------------------------------------------------
 Total Senior Secured Loans                                $443.0    100.0%
----------------------------------------------------------------------------
 Equity and equity-like securities, excluding Gemino
 Healthcare Finance and FLLP Membership Interests         < $0.1   < 0.0%
----------------------------------------------------------------------------
 Total Comprehensive Investment Portfolio                  $443.1     100%
----------------------------------------------------------------------------
 Floating Rate Investments and as a % of the income-
 producing Comprehensive Portfolio                         $429.9    97.1%
----------------------------------------------------------------------------

The Comprehensive Portfolio is diversified across 54 unique issuers across 23 industries and with an average issuer exposure of $8.2 million, or 1.9% of the portfolio, at March 31, 2017.

Gemino Healthcare Finance LLC

At March 31, 2017, Gemino's $107.7 million funded portfolio consists of senior secured loans from 33 issuers with an average funded exposure of $3.3 million. One hundred percent of Gemino's investments are floating rate, senior secured cash-pay loans. For the quarter ended March 31, 2017, Gemino invested approximately $19.1 million and had investments repaid of approximately $25.8 million. For the quarter ended March 31, 2017, Gemino distributed $924 thousand to SUNS, consistent with the prior quarter, resulting in an annualized distribution yield, at cost, of approximately 11.25%.

First Lien Loan Program LLC

As of March 31, 2017, the Company and Voya contributed combined equity capital in the amount of $47.1 million of a total commitment of $58.0 million to FLLP. At March 31, 2017, FLLP's portfolio, at fair value, consisted of $124.3 million of senior secured loans to 26 different borrowers with an average issuer exposure of $4.8 million. During the quarter, FLLP invested $12.0 million across six portfolio companies. Investments prepaid and amortization totaled $5.0 million during the same period. At March 31, 2017, the weighted average asset level yield of FLLP's portfolio was 6.6%, measured at fair value and at cost. As of March 31, 2017, 100% of FLLP's portfolio was performing.

At March 31, 2017, FLLP had drawn $75.2 million under its $100 million credit facility. For the quarter ended March 31, 2017, FLLP distributed $1.0 million to the Company, up over 14% from the prior quarter. The annualized return on average equity for Q1, 2017 was 9.9%.

Life Science Lending

On February 22, 2017, Solar Senior Capital and its affiliates announced the formation of the Solar Life Science Program LLC ("LSJV") in partnership with Deerfield Management. LSJV is expected to invest the majority of its assets in first lien loans to publicly-traded companies in the U.S. life science industry. Aside from the larger enterprise value of the targeted companies, the business model is consistent with the loans currently being originated by Solar Capital Partners' life science lending team.

The Company, Solar Capital Ltd., affiliates of the joint venture between Solar Capital Partners and PIMCO, and Deerfield Management, committed equity capital of up to $350 million to LSJV, subject to certain conditions. The individual organizations' specific commitments are $75 million, $50 million, $75 million and $150 million, respectively. Once a sufficient number of investments have been made, LSJV is expected to be levered up to approximately 1.0x debt-to-equity, based on discussions with third-party debt providers. LSJV is expected to generate a mid-to-high-teens return on equity, consistent with the returns Solar Capital and Solar Senior Capital have achieved on their realized life science investments to date.

Results of Operations for Quarter Ended March 31, 2017 Compared to the Quarter Ended March 31, 2016

Investment Income

For the fiscal quarters ended March 31, 2017 and March 31, 2016, gross investment income totaled $7.5 million and $6.3 million, respectively.

Expenses

Net expenses totaled $1.8 million and $2.3 million, respectively, for the fiscal quarters ended March 31, 2017 and March 31, 2016. For the fiscal quarters ended March 31, 2017 and March 31, 2016, $0.9 million and $0.4 million, respectively, of management and performance-based incentive fees were voluntarily waived by the Company's investment manager.

Net Investment Income

Net investment income was $5.6 million or $0.35 per average share and $4.1 million and $0.35 per average share for the fiscal quarters ended March 31, 2017 and 2016, respectively.

Net Realized and Unrealized Gain

Net realized and unrealized gains for the fiscal quarters ended March 31, 2017 and 2016 totaled approximately $0.3 million and $4.3 million, respectively.

Net Increase in Net Assets Resulting From Operations

For the fiscal quarters ended March 31, 2017, and March 31, 2016, the Company had a net increase in net assets resulting from operations of $5.9 million and $8.4 million, respectively. For the same periods, earnings per average share were $0.37 and $0.73, respectively.

Liquidity and Capital Resources

At March 31, 2017, the Company had $86.8 million in borrowings outstanding on its $200 million Credit Facility and $113.2 million of unused debt capacity, subject to borrowing base limits.

Portfolio and Asset Quality

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of March 31, 2017, the composition of the SUNS' portfolio, on a risk ratings basis, was as follows:

----------------------------------------------------------------------------
Internal Performance Rating  Investments at Fair Value  % of Total Portfolio
----------------------------------------------------------------------------
             1                         $56.4                    15.1%
----------------------------------------------------------------------------
             2                         $301.5                   80.8%
----------------------------------------------------------------------------
             3                         $15.1                    4.0%
----------------------------------------------------------------------------
             4                          $0.1                  < 0.1%
----------------------------------------------------------------------------

                         SOLAR SENIOR CAPITAL LTD.
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
                    (in thousands, except share amounts)

                                                   March 31,
                                                     2017      December 31,
                                                  (unaudited)      2016
                                                 ------------  ------------
Assets
Investments at fair value:
  Companies less than 5% owned (cost: $302,284
   and $295,037, respectively)                   $    296,604  $    289,399
  Companies 5% to 25% owned (cost: $3,884 and
   $3,710, respectively)                                2,069         1,825
  Companies more than 25% owned (cost: $74,026
   and $74,026, respectively)                          74,441        74,310
                                                 ------------  ------------
      Total investments (cost: $380,194 and
       $372,773, respectively)                        373,114       365,534
Cash                                                   11,056        11,876
Cash equivalents (cost: $124,940 and $139,952,
 respectively)                                        124,940       139,952
Dividends receivable                                    1,547         1,422
Interest receivable                                     1,092         1,463
Other receivable                                           19            19
Receivable for investments sold                            17         1,450
Prepaid expenses and other assets                         417           273
                                                 ------------  ------------
    Total assets                                 $    512,202  $    521,989
                                                 ------------  ------------

Liabilities
Credit facility payable                          $     86,800  $     98,300
Payable for investments and cash equivalents
 purchased                                            153,031       151,312
Distributions payable                                   1,883         1,883
Management fee payable                                    159           104
Interest payable                                          252           241
Administrative services expense payable                   215           621
Other liabilities and accrued expenses                    409           383
                                                 ------------  ------------
    Total liabilities                            $    242,749  $    252,844
                                                 ------------  ------------

Net Assets
Common stock, par value $0.01 per share,
 200,000,000 and 200,000,000 common shares
 authorized, respectively, and 16,027,687 and
 16,025,011 issued and outstanding, respectively $        160  $        160
Paid-in capital in excess of par                      287,561       287,515
Distributions in excess of net investment income       (5,342)       (5,342)
Accumulated net realized loss                          (5,846)       (5,949)
Net unrealized depreciation                            (7,080)       (7,239)
                                                 ------------  ------------
    Total net assets                             $    269,453  $    269,145
                                                 ============  ============
Net Asset Value Per Share                        $      16.81  $      16.80
                                                 ============  ============

                         SOLAR SENIOR CAPITAL LTD.
             CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
                    (in thousands, except share amounts)

                                                     Three months ended
                                                 --------------------------

                                                 --------------------------
                                                   March 31,     March 31,
                                                     2017          2016
                                                 ------------  ------------

INVESTMENT INCOME:
Interest:
  Companies less than 5% owned                   $      5,256  $      4,424
  Companies 5% to 25% owned                                49            50
Dividends:
  Companies more than 25% owned                         1,924         1,808
Other income:
  Companies less than 5% owned                            247            53
  Companies more than 25% owned                            20            14
                                                 ------------  ------------
    Total investment income                             7,496         6,349
                                                 ------------  ------------
EXPENSES:
Management fees                                  $        948  $        797
Performance-based incentive fees                           75           385
Interest and other credit facility expenses               844           851
Administrative services expense                           368           295
Other general and administrative expenses                 476           341
                                                 ------------  ------------
    Total expenses                                      2,711         2,669
                                                 ------------  ------------
Management fees waived                                   (789)           --
Performance-based incentive fees waived                   (75)         (385)
    Net expenses                                        1,847         2,284
                                                 ------------  ------------
      Net investment income                      $      5,649  $      4,065
                                                 ------------  ------------

REALIZED AND UNREALIZED GAIN (LOSS) ON
 INVESTMENTS AND CASH EQUIVALENTS:
Net realized gain on investments and cash
 equivalents (companies less than 5% owned):     $        103  $          9
Net change in unrealized gain (loss) on
 investments and cash equivalents                         159         4,340
                                                 ------------  ------------
      Net realized and unrealized gain (loss) on
       investments and cash equivalents                   262         4,349
                                                 ------------  ------------

NET INCREASE IN NET ASSETS RESULTING FROM
 OPERATIONS                                      $      5,911  $      8,414
                                                 ============  ============
EARNINGS PER SHARE                               $       0.37  $       0.73
                                                 ============  ============

About Solar Senior Capital Ltd.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans including first lien and second lien debt instruments.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements," which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Senior Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

Contact
Investor Relations
(212) 993-1670

Contact
Investor Relations
(212) 993-1670